Exhibit 99.1

Orthofix Announces Preliminary First Quarter 2020 Results and Provides Business Update

LEWISVILLE, TX. – April 9, 2020 – Orthofix Medical Inc. (NASDAQ:OFIX), a global medical device company focused on musculoskeletal healing products, today announced preliminary financial results for the first quarter ended March 31, 2020 and provided a business update.

“While we work through these challenging and uncertain times as a global community, our first priority is the health and safety of all of our employees and their families, as well as all of our partners, surgeons, patients, and customers,” said Orthofix President and Chief Executive Officer Jon Serbousek. “As a company that provides innovative spinal and orthopedic products, our business has been, and will continue to be, materially impacted over the near term while elective procedures are being temporarily suspended or deferred in countries across the globe. Absent any COVID-19 disruption, we believe given our sales momentum and trajectory into mid-March, we would have exceeded our revenue expectations for the first quarter of the year as a number of the initiatives we put into place during late 2019 and early 2020 began to pay dividends.”

The Company recognizes the challenges being faced around the world as a result of COVID-19 and has quickly responded in recent weeks to help protect its communities while implementing business continuity plans intended to support customers and patients, and ensure continued financial strength of the Company:

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Providing products and solutions for ongoing procedures. While many elective procedures have been either canceled or delayed, many procedures for which Orthofix offers products continue to be performed, such as acute spine, limb preservation, and trauma cases. The Company has executed operationally to satisfy immediate and near-term product and procedure support, while also planning for the pent up demand that could lead to high procedure volumes later in the year.

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Leveraging virtual tools. During this period of limited face-to-face interactions, Orthofix has successfully implemented virtual service support to patients’ homes for fittings of our Bone Growth Therapies devices. The Company has also enabled remote learning initiatives for medical providers, hosting virtual surgeon training events including medical education for the M6-C™ artificial cervical disc that fulfills the FDA didactic training requirement. The Company intends to complete the hands-on M6-C training in the field when appropriate. Additional surgeon training events are being offered across multiple product areas of the business.

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Managing expenses. Orthofix remains focused on prudently managing expenses during this period of uncertainty to ensure the highest levels of financial flexibility going forward. The Company is in the process of implementing temporary salary reductions for salaried U.S. employees on an escalating scale with the largest impact at the executive and Board of Directors level. The Company anticipates these reductions will be for at least an eight week period commencing in April.

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Accessing Capital. Orthofix intends to access $100 million from its existing credit facility in April to ensure available cash to fund operations and strategic initiatives in the event of a more prolonged slowdown of elective procedures. This will constitute the only borrowing to date under the facility. Orthofix has also applied for accelerated payments from the Medicare program as part of the CARES Act.

Serbousek further commented, “We believe these temporary cost reductions and the steps we are taking to further strengthen of our balance sheet will allow us to continue to execute on our strategic initiatives in the near term and be well positioned to provide our products to customers once elective surgery procedural volumes return to hospitals globally. I am proud of the team here at Orthofix and their ability to quickly adapt to changing conditions. We remain confident in the long term prospects for the business.”

Preliminary First Quarter Results

Preliminary unaudited revenue for the first quarter 2020 is expected to be in the range of $104 – $105 million.

As of March 31, 2020, cash, cash equivalents, and restricted cash was approximately $58 million.

As of March 31, 2020, the Company had no outstanding indebtedness.

2020 Outlook Update

At this date, the Company cannot predict the specific extent, or duration, of the impact of the COVID-19 outbreak on its financial and operating results. As a result, the Company is withdrawing its previously announced first quarter and fiscal year 2020 guidance (provided on February 24, 2020), including net sales, adjusted EBITDA, and adjusted EPS.

The Company plans to provide additional information, to the extent practicable, during its first quarter earnings call planned for May 7, 2020.

Bone Growth Stimulator Classification Update

On March 23, 2020, the U.S. Food and Drug Administration (FDA) announced an indefinite a postponement of the previously scheduled April 2020 Orthopaedic and Rehabilitation Devices Panel of the Medical Devices Advisory Committee Meeting. This Advisory Committee meeting had been slated to consider whether Bone Growth Stimulator (BGS) devices should be reclassified from Class III to Class II medical devices.

“We look forward to a rescheduled hearing, and we believe, along with the other manufacturers of BGS devices, that maintaining Class III status is in the best interest of patients, prescribing physicians and payors as it ensures the continued efficacy and safety of the therapy,” said Mr. Serbousek. “However, from a business perspective, if the decision is ultimately made that BGS devices are classified as a Class II devices with or without Special Controls, we believe there would be minimal negative impact on the market leadership position we have established over the last few decades. Specifically, we have a large dedicated sales channel with customer service representatives in the field, over 1,500 provider contracts with payors in place,  compelling clinical data relied upon by payors and prescribing health care providers, a robust compliance program, and strong brand recognition that all contribute to our very strong competitive position with existing and potential new competitors.”

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in more than 70 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the effects of the COVID-19 pandemic on our business, including (i) surgeries that use our products being delayed or cancelled as a result of hospitals and surgery centers being closed or limited to life-threatening and/or essential procedures, (ii) portions of our global workforce being unable to work fully and/or effectively due to illness, quarantines, government actions (including "shelter in place" orders or advisories), facility closures or other reasons related to the pandemic, (iii) disruptions to our supply chain, (iv) volatility in global capital markets limiting our access to financing for potential acquisitions or working capital, (v) customers and payors being unable to satisfy contractual obligations to us, including the ability to make timely payment for purchases, (vi) general economic weakness in markets in which we operate affecting customer spending, and (vii) other unpredictable aspects of the pandemic.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in report we file from time-to-time with the US Securities and Exchange Commission, which our available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaims any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

CONTACT:
Mark Quick	Denise Landry
Investor Relations	Media Relations
Tel 214 937 2924	Tel 214 937 2529
markquick@orthofix.com	deniselandry@orthofix.com